Exhibit 4.4

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PETRO STOPPING CENTERS, L.P.

PETRO FINANCIAL CORPORATION

CUSIP NO.	715911AD5	$25,000,000
ISIN NO.	US715911AD55
NO. 2

9% SENIOR SECURED NOTE DUE 2012

Petro Stopping Centers, L.P., a Delaware limited partnership (the “Company”) and Petro Financial Corporation, a Delaware corporation (“PFC” and, together with the Company, the “Issuers”, which term includes any successor entities), for value received promise to pay to CEDE & CO. or registered assigns the principal sum of TWENTY FIVE MILLION DOLLARS on February 15, 2012.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2005

Record Dates: February 1 and August 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

PETRO STOPPING CENTERS, L.P.

By:
Name: J.A. Cardwell, Sr.
Title: Chairman and Chief Executive Officer

PETRO FINANCIAL CORPORATION

By:
Name: J.A. Cardwell, Sr.
Title: President

Certificate of Authentication:

This is one of the Senior Secured Notes due 2012 referred to in the within-mentioned Indenture.

Dated:                             , 2005

THE BANK OF NEW YORK TRUST COMPANY, N.A. as successor Trustee to THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

PETRO STOPPING CENTERS, L.P.

PETRO FINANCIAL CORPORATION

9% SENIOR SECURED NOTE DUE 2012

1. INTEREST.

Petro Stopping Centers, L.P., a Delaware limited partnership (the “Company”) and Petro Financial Corporation, a Delaware corporation (“PFC” and, together with the Company, the “Issuers”, which term includes any successor entities), promise to pay interest on the principal amount of this Note semiannually on February 15 and August 15 of each year (each an “Interest Payment Date”), commencing on August 15, 2005, at the rate of 9% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 15, 2005. The Issuers shall pay interest on overdue principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes to the extent lawful, at the rate equal to 1% per annum in excess of the rate borne by the Notes.

2. METHOD OF PAYMENT.

The Issuers will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the February 1 and August 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes by check payable in such money. It may mail an interest check to the Holder’s registered address.

3. PAYING AGENT AND REGISTRAR.

Initially, The Bank of New York, a New York banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Issuers nor any of their Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4. INDENTURE; RESTRICTIVE COVENANTS.

The Issuers issued this Note under an Indenture dated as of February 9, 2004 (the “Indenture”) by and among the Issuers and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (§) (§) 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. To the extent that any provisions of this Note conflict with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

The Notes are part of a series of senior secured obligations of the Issuers limited by the Indenture to up to $250,000,000 aggregate outstanding principal amount. The Indenture imposes certain restrictions on, among other things, the Incurrence of additional Debt, the Incurrence of Liens and the issuance and sale of Capital Interests of Restricted Subsidiaries, mergers and Asset Sales, the payments of dividends on, or the repurchase of, Capital Interests of the Issuers and their Restricted Subsidiaries, certain other restricted payments by the Issuers and their Restricted Subsidiaries, certain transactions with, and investments in, its Affiliates, certain Liens, certain Operating Leases, Sale and Leaseback Transactions, and the creation of certain Liens and a provision regarding Change of Control transactions. The restrictions are subject to a number of important qualifications and exceptions.

5. COLLATERAL

The Issuers’ obligations under the Notes are secured by Second Priority Liens on the Collateral pursuant to the terms of the Security Documents. The actions of the Trustee and the Holders of the Notes secured by such Second Priority Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Security Documents.

6. OPTIONAL REDEMPTION.

The Issuers may redeem the Notes, in whole or in part, at any time on or after February 15, 2008 at the Redemption Prices set forth in Section 3.7 of the Indenture, together, in each case, with accrued and unpaid interest to the Redemption Date.

In addition, the Issuers may redeem Notes out of the net proceeds of one or more Public Equity Offerings at the Redemption Price, in the amount and under the terms set forth in the Indenture.

7. NOTICE OF REDEMPTION.

Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

8. OFFERS TO PURCHASE.

The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an Offer to Purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuers are also required to make an Offer to Purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9. DENOMINATIONS, TRANSFER, EXCHANGE.

The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or repurchased or any Note after it is called for redemption or for repurchase in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10. REGISTERED HOLDERS DEEMED OWNERS.

The registered Holder of this Note may be treated as the owner of it for all purposes.

11. UNCLAIMED MONEY.

If money for the payment of principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their request. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an “abandoned property” law designates another person.

12. AMENDMENT, SUPPLEMENT AND WAIVER.

Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuers, the Guarantors, if any, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuers, the Guarantors, if any, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

13. SUCCESSOR ENTITY.

When a successor corporation or other entity assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation or entity will be released from those obligations.

14. DEFAULTS AND REMEDIES.

Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.1(9) or (10) of the Indenture) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the issuers and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before judgment or decree based on such acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes that has become due solely because of the acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.1(9) or (10) of the Indenture occurs, such principal, premium, if any, Redemption Price, Purchase Price and accrued interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, Redemption Price, Purchase Price or accrued interest) if it determines that withholding notice is in their interest.

15. TRUSTEE DEALINGS WITH THE ISSUERS.

The Trustee under the Indenture, in its individual, corporate or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, any Guarantor or their Affiliates, and may otherwise deal with the Issuers, any Guarantor or their Affiliates, as if it were not Trustee.

16. NO RECOURSE AGAINST OTHERS.

As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17. DEFEASANCE AND COVENANT DEFEASANCE.

The Indenture contains provisions for defeasance of the entire Debt on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuers with certain conditions set forth in the Indenture.

18. ABBREVIATIONS.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (=tenants in common), TENENT (=tenants by the entireties), JT

TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act) .

19. CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers place thereon.

20. GOVERNING LAW.

THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS O F THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OR ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

THE ISSUERS WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: PETRO STOPPING CENTERS, L.P., 6080 Surety Drive, El Paso, Texas 79905, Attention: Chief Financial Officer.

21. AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the Certificate of Authentication on the other side of this Note.

ASSIGNMENT

I or we assign and transfer this Note to:

__________________________________________________

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:                                                                                                                                                , Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

                                    Signature  Guarantee:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.9 or Section 4.18 of the Indenture, check the appropriate box:

☐ Section 4.9	☐ Section 4.18

If you want to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.18 of the Indenture, state the amount you elect to have purchased (in amounts of $1,000 or an integral multiple thereof):

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed:*

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

GUARANTEE

The undersigned, each a “Guarantor”, hereby guarantees, on a senior secured basis, jointly and severally with all other Guarantors under the Indenture dated as of February 9, 2004 by and among Petro Stopping Centers, L.P., a Delaware limited partnership and Petro Financial Corporation, a Delaware corporation (the “Issuers”), the Guarantors named therein and The Bank of New York, as trustee (as amended, restated or supplemented from time to time, the “Indenture”), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and premium, if any, Redemption Price or Purchase Price and accrued interest (including Additional Interest, if any) on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest (including Additional Interest, if any) on overdue principal of, premium, if any, Redemption Price or Purchase Price and accrued interest on the Notes, to the extent lawful, and the due and punctual payment and performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article XI of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The Guarantor’s obligations hereunder are secured by Second Priority Liens on the Collateral pursuant to the terms of the Security Documents.

This guarantee shall be automatically and unconditionally released and discharged upon certain mergers, consolidations, sales and other dispositions (including, without limitation, by foreclosure) in accordance with the Indenture.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts for the State of New York in any action or proceeding arising out of or relating to this Guarantee.

[SIGNATURE PAGE FOLLOWS]

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Indenture.

PETRO STOPPING CENTERS HOLDINGS, L.P.

By:
	Name:	J.A. Cardwell, Sr.
	Title:	Chairman and Chief Executive Officer

PETRO HOLDINGS FINANCIAL CORPORATION

By:
	Name:	J.A. Cardwell, Sr.
	Title:	President

PETRO, INC.

By:
	Name:	J.A. Cardwell, Sr.
	Title:	President

PETRO DISTRIBUTING, INC.

By:
	Name:	J.A. Cardwell, Sr.
	Title:	President